UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 21, 2014
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 21, 2014, Piper Jaffray & Co. (“PJ&Co.”), a wholly-owned subsidiary of Piper Jaffray Companies (the “Company”), entered into a Second Amended and Restated Indenture (the “Amendment”) between PJ&Co. and The Bank of New York Mellon, as indenture trustee. The Amendment modifies the Company’s commercial paper program by increasing the maximum amount of senior secured commercial paper Senior III-A notes issued by PJ&Co. (the “Series III-A CP Notes”) from $100 million to $125 million, and requiring PJ&Co. to maintain a minimum amount of excess net capital. The terms of the Series III-A CP Notes, the manner of their offering, and the covenants contained in the Amendment will otherwise remain substantially the same as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2013, which disclosure is incorporated by reference herein.

The foregoing description of the Amendment and the Series III-A CP Notes does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Second Amended and Restated Indenture dated April 21, 2014, between Piper Jaffray & Co. and The Bank of New York Mellon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: April 21, 2014	By	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Second Amended and Restated Indenture dated April 21, 2014, between Piper Jaffray & Co. and The Bank of New York Mellon.	Filed Electronically